As filed with the Securities and Exchange Commission on March 14, 2008

Registration No. 333-65374

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CARRIER ACCESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	84-1208770
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Carrier Access Corporation

1415 North McDowell Blvd.

Petaluma, CA 94954

(707) 665-4400

(Address of Principal Executive Offices) (Zip Code)

William Zerella

Chief Financial Officer

c/o Turin Networks, Inc.

1415 North McDowell Blvd.

Petaluma, CA 94954

(707) 665-4400

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐             Accelerated filer  ☐            Non-accelerated filer  ☐             Smaller reporting company  ☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE:

REMOVAL OF SECURITIES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-8 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Part II of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement (the “Post-Effective Amendment”), any securities registered under the Registration Statement which remained unsold at the termination of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petaluma, State of California, on this 14th day of March, 2008.

CARRIER ACCESS CORPORATION

By:	/s/ William Zerella
Name: William Zerella
Title: Chief Financial Officer